UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) Amended and Restated Rights Agreement

Pursuant to a Rights Agreement, dated November 17, 1998 (the “Original Rights Agreement”) between Greater Bay Bancorp (the “Company”) and Norwest Bank Minnesota, N.A., (“Norwest Bank”) the Board of Directors of the Company, on November 17, 1998, declared a dividend of one share purchase right (a “Right”) for each outstanding share of common stock, no par value (the “Common Shares”), of the Company. The dividend was payable on November 30, 1998 (the “Record Date”) to the shareholders of record on that date, as well as each Common Share which has become outstanding since the Record Date and that will become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (each as defined below).

On January 31, 2006, the Board of Directors of the Company entered into an Amended and Restated Rights Agreement with Wells Fargo Bank, N.A., the successor to Norwest Bank (the “Amended Rights Agreement”). The Amended Rights Agreement, amends and restates the Original Rights Agreement in certain ways, including, among other things, (i) increasing the threshold percentage for a person to be considered an “Adverse Person” or “Acquiring Person” from 10% to 20% of the Company’s outstanding common stock; (ii) providing that certain provisions of the Amended Rights Agreement, including the Final Expiration Date, cannot be extended without shareholder approval; (iii) providing that the Rights can be redeemed by the Board of Directors at any time; and (iv) providing that the Rights must be redeemed by the Company upon a shareholder vote in connection with a Qualifying Offer, as defined below.

General Terms

The principal terms of the Amended Rights Agreement are summarized below and the description is subject to, and is qualified in its entirety by the Amended Rights Agreement attached as Exhibit 4.1 to this Form 8-K.

Under the Amended Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share (a “Unit”) of Series A Preferred Stock (the “Preferred Stock”) of the Company, at a price of $145.00 per Unit (the “Purchase Price”), subject to adjustment. Wells Fargo Bank, N.A. (successor to Norwest Bank) serves as the Rights Agent.

Until the earliest to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 20% or more of the outstanding Common Shares; (b) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership or record ownership by a person or group of 20% or more of such outstanding Common Shares; or (c) the date a person or group of affiliated or associated persons is or becomes the beneficial or record owner of 20% or more of the outstanding Common Shares and (i) the actions such person proposes to take are likely to have a material adverse impact on the business or prospects of the Company; (ii) such person intends to cause the Company to repurchase the Common Shares owned by such person; (iii) such person exercises or attempts to exercise a controlling influence over the Company; or (iv) such person transfers all or a portion of such Common Shares in a manner that results in a person owning 9.9% or more of the Common Shares (an “Adverse Person”) (the earliest of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of a Summary of Rights attached thereto.

The Amended Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on November 17, 2008 (the “Final Expiration Date”) unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below. Until a Right is exercised, the holder thereof, as such will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any Person becomes an Acquiring Person or an Adverse Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person or

Adverse Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Units of Preferred Stock having a market value of two times the exercise price of the Right.

At any time after the date an Acquiring Person obtains 20% or more of the Company’s Common Shares and prior to the acquisition by the Acquiring Person of 50% of the outstanding Common Shares, the Company’s Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Units of Preferred Stock (other than fractions that are integral multiples of one one-hundredths) will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

Redemption

At any time, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Under the Amended Rights Agreement, the Board must redeem the Rights if the Company’s shareholders, by at least a majority of the voting power of the outstanding shares, approve the resolution described below.

Under the Amended Rights Agreement, a shareholder referendum is required if requested by a person or group that has made a tender offer satisfying specified conditions, provided that specified procedures are followed. The requisite conditions relating to the tender offer include the following:

•	The tender offer must be to purchase for cash or a combination of cash and publicly traded securities all of the Company’s outstanding shares of capital stock.

•	The offer must be to purchase all shares of a class or series at the same price.

•	The offeror must beneficially own, immediately after consummating such offer, two-thirds of the outstanding voting stock;

•	The offer must state that the offeror has entered into definitive financing agreements with one or more responsible financial institutions or other entities having the necessary financial capacity for the financing of the entire tender offer price that the offeror is not financing itself.

•	Prior to the commencement date of the offer, such offeror must have made an irrevocable written commitment to the Company to consummate a merger promptly upon the completion of such offer, whereby all outstanding Common Shares not purchased in such offer (other than shares beneficially owned by the offeror and its affiliates and associates) will be converted into the right to receive per share consideration equal in form and value to the consideration paid in such offer;

•	The offeror must agree in the offer to pay one-half of the costs of the special meeting of shareholders (exclusive of the Company’s costs of opposing the resolution proposed by the offeror).

•	The tender offer must comply with the applicable federal securities regulations.

The requisite procedures to be followed in order to require a shareholder referendum are the following:

•	The offeror must make the tender offer.

•	The offeror must deliver to the Company written notices from holders of at least 10% of the voting power of the Company’s outstanding shares demanding a special meeting of shareholders to vote on a resolution requesting the Board to redeem the Rights to allow the completion of that tender offer or another tender offer for all of the Company’s capital stock at a price not less than that contained in the original tender offer without being affected by the Rights (the “Resolution”).

•	The offeror must deliver to the Company an information statement containing, among other information, the plans and proposals of the offeror with respect to the Company, and copies of the definitive financing agreements for the financing of the offer.

If the offer satisfies the foregoing conditions and the offeror complies with the foregoing procedures, the Board must schedule a special shareholders meeting for a date from 30 to 60 days after the Company receives the demand for the meeting from holders of at least 10% of the voting power of the Company’s outstanding shares, the information statement and copies of the definitive agreements for the financing of the offer. If the holders of at least a majority of the voting power of the outstanding shares approve the Resolution at the meeting, the Board must redeem the Rights at $.001 per Right (subject to possible adjustment). The redemption must become effective immediately prior to the completion of the original tender offer or any other qualifying tender offer for all of the capital stock of the Company at a price at least equal to the price contained in the original offer. However, the Rights need not be redeemed unless such original offer or other tender offer is completed not less than 31 days and not more than 60 days after certification of the final shareholder vote.

Approval of the Resolution by the requisite majority vote does not require the Board to approve any tender offer or other proposal to acquire the Company or preclude the Board from rejecting or recommending that the shareholders reject the tender offer or other proposal. Similarly, it does not preclude the Board from pursuing or recommending other alternatives to a tender offer or other proposal, from litigating or settling litigation relating to the tender offer or other proposal or from otherwise taking action with respect to the tender offer or other proposal. Approval of the Resolution only requires the Board to redeem the Rights if the foregoing conditions are satisfied.

Amendments

The Amended Rights Agreement may itself be amended by the Board of Directors of the Company without the consent of the holders of the Rights to cure ambiguities or to correct or supplement defective provisions or inconsistent provisions contained in the Amended Rights Agreement. Except as noted below, the Amended Rights Agreement may also be amended prior to the date a person becomes an Adverse Person or Acquiring Person to otherwise change or supplement any provision in any manner which the Board may deem necessary or desirable or following the Distribution Date to the extent such changes do not adversely affect the Right holders’ interest. The Amended Rights Agreement provides, however, that any amendment of any of the following terms of the Amended Rights Agreement, and the adoption of any new rights agreement, would require the additional approval of the holders of a majority of the voting power of the outstanding shares voting for or against such amendment at a meeting of the Company’s shareholders held prior to the Distribution Date: (1) the exercise price of the Rights; (2) the amount required to be paid on any redemption of the Rights; (3) the number and type of shares for which a Right is exercisable (except, in case of each of the foregoing, for adjustments expressly provided for in the Amended Rights Agreement); (4) the Final Expiration Date of November 17, 2008; (5) the 20% beneficial ownership threshold that triggers the exercisability of the Rights and certain times at which the Rights can become nonredeemable; and (6) the procedure that is required to be followed to cause the Rights to be redeemed pursuant to the shareholder referendum described above.

(b) Change in Control Pay Plan I and Change in Control Pay Plan II

On January 31, 2006, the Board of Directors of the Company adopted amendments to the Greater Bay Bancorp Change in Control Pay Plan I and the Greater Bay Bancorp Change in Control Pay Plan II (the “Change in Control Plans”). These changes were made to bring the Change in Control Plans into compliance with the nonqualified deferred compensation rules of Section 409A of the Internal Revenue Code (“Section 409A”), so that benefits payable under the Change in Control Plans will not be subject to the 20% excise tax or other adverse tax consequences as a result of failing to comply with Section 409A. The Change in Control Plan amendments are effective January 1, 2005, which is the effective date of Section 409A. The amended Change in Control Plan documents are attached hereto as Exhibits 10.1 and 10.2, respectively and incorporated herein by reference.

The principal changes to the Change in Control Plans eliminate discretion in choosing between lump sum benefits and monthly payment of benefits, providing lump sum payment of all benefits under $5,000 and monthly payment of all other benefits, and make other clarifications as to the timing and form of benefits. The Change in Control Plans also were amended to better define the circumstances under which benefits are not payable upon a termination of employment for cause.

(c) Severance Plan I and Severance Plan II

On January 31, 2006, the Board of Directors of the Company adopted amendments to the Greater Bay Bancorp Severance Plan I and the Greater Bay Bancorp Severance Plan II (the “Severance Plans”). All of these changes were made to bring the Severance Plans into compliance with the nonqualified deferred compensation rules of Section 409A, so that benefits under the Severance Plans will not be subject to the 20% excise tax or other adverse tax consequences from failing to comply with Section 409A. The Severance Plan amendments are effective January 1, 2005, which is the effective date of Section 409A. The amended Severance Plan documents are attached hereto as Exhibits 10.3 and 10.4, respectively and incorporated herein by reference.

The changes to the Severance Plans eliminated installment payments as an alternative form of benefit, so that all benefits under the Severance Plans are to be paid as lump sums, and made other clarifications as to the timing and form of benefits.

(d) Employment Agreement with David L. Kalkbrenner.

See Item 5.02 regarding the retirement of David L. Kalkbrenner from the Company’s Board of Directors.

(e) Base Salaries for Named Executive Officers.

On January 31, 2006, the Executive Compensation Subcommittee of the Company’s Board of Directors approved salary increases, effective March 1, 2006, for the Company’s named executive officers. The salaries are set forth below:

Byron Scordelis, President and CEO	$750,000
James Westfall, EVP and CFO	$365,000
Colleen Anderson, EVP, Community Banking	$365,000
Ken Shannon, EVP and Chief Risk Officer	$325,000
Peggy Hiraoka, EVP, Human Resources	$270,000

Item 3.03 Material Modification of Rights of Securityholders

See Item 1.01 above, which is incorporated herein by reference. The Amended Rights Agreement modifies the Rights described in Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2006, David L. Kalkbrenner, the former President and Chief Executive Officer of the Company from 1996 through 2003 and the founding President and Chief Executive Officer of Mid-Peninsula Bank prior to that time, retired as a director of the Company. The Company issued a press release announcing his retirement on February 6, 2006, which is attached hereto as Exhibit 99.1.

In connection with the retirement of Mr. Kalkbrenner as a director of the Company, effective January 31, 2006, the Company entered into an Employment Agreement with Mr. Kalkbrenner (“Agreement”) for part-time employment as the Chairman of the Strategic Development Board of Mid-Peninsula Bank, part of Greater Bay Bank, N.A. The Agreement provides for his continued services in that capacity commencing on January 31, 2006 through January 31, 2007, unless earlier terminated as provided in the Agreement or renewed for an additional one-year term at the sole discretion of the Company.

The Agreement provides for, among other things (a) base compensation of $10,000 per month; (b) continued vesting of any stock options or restricted stock granted to Mr. Kalkbrenner during the term of the Agreement (with accelerated vesting effective on the last day of the employment term if the Agreement is not renewed); and (c) reimbursement for reasonable business expenses incurred in connection with performing his services, as approved by the Company’s Chief Executive Officer.

During the term of the Agreement, the Company may terminate the Agreement with cause (as defined in the Agreement) at any time without advance notice. If the Company terminates the Agreement without cause, then the Company shall pay Mr. Kalkbrenner his base salary through the end of the term of employment payable in one lump sum within 30 days of the date of termination.

The Agreement shall terminate automatically in the event of death or permanent disability (as defined in the Agreement). In such event, Mr. Kalkbrenner or his estate shall receive the base salary earned through the date of such occurrence.

A copy of the Agreement is attached as Exhibit 10.5 and incorporated herein by reference.

Item 8.01 Other Events

On February 6, 2006, the Company issued a press release announcing various corporate governance enhancements, including a proposal to declassify the board of directors, adoption of majority voting principles and adoption of the Amended Rights Plan (referred to in Item 1.01 above). A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01 Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Amended and Restated Rights Agreement by and between Greater Bay Bancorp and Wells Fargo Bank, N.A. dated as of January 31, 2006

10.1	Greater Bay Bancorp Change in Control Pay Plan I, as amended and restated effective January 1, 2005

10.2	Greater Bay Bancorp Change in Control Pay Plan II, as amended and restated effective January 1, 2005

10.3	Greater Bay Bancorp Severance Plan I, as amended and restated effective January 1, 2005

10.4	Greater Bay Bancorp Severance Plan II, as amended and restated effective January 1, 2005

10.5	Employment Agreement dated January 31, 2006 between the Company and David L. Kalkbrenner

99.1	Press release, dated February 6, 2006, regarding the retirement of David L. Kalkbrenner

99.2	Press release, dated February 6, 2006, announcing corporate governance enhancements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: February 6, 2006	By:	/s/ LINDA M. IANNONE
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
4.1	Amended and Restated Rights Agreement by and between Greater Bay Bancorp and Wells Fargo Bank, N.A. dated as of January 31, 2006

10.1	Greater Bay Bancorp Change in Control Pay Plan I, as amended and restated effective January 1, 2005

10.2	Greater Bay Bancorp Change in Control Pay Plan II, as amended and restated effective January 1, 2005

10.3	Greater Bay Bancorp Severance Plan I, as amended and restated effective January 1, 2005

10.4	Greater Bay Bancorp Severance Plan II, as amended and restated effective January 1, 2005

10.5	Employment Agreement dated January 31, 2006 between the Company and David L Kalkbrenner

99.1	Press release, dated February 6, 2006, regarding retirement of David L. Kalkbrenner

99.2	Press release, dated February 6, 2006, announcing corporate governance enhancements